As filed with the Securities and Exchange Commission on May 9, 1997.
                                                 Registration No. 333-


                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549



                                     FORM S-8
                           Registration Statement Under
                            the Securities Act of 1933


                            AMERICA SERVICE GROUP INC.
              (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                  51-0332317
 (State or Other Jurisdiction of                    (I.R.S. Employer
 Incorporation or Organization)                     Identification No.)



                                105 WESTPARK DRIVE
                                     SUITE 300
                            BRENTWOOD, TENNESSEE  37027
                     (Address of Principal Executive Offices)



                            AMERICA SERVICE GROUP INC.
                            EXECUTIVE STOCK OPTION PLAN
                             (Full Title of the Plan)



                              MICHAEL CATALANO, ESQ.
                                105 WESTPARK DRIVE
                                     SUITE 300
                           BRENTWOOD, TENNESSEE  37027
                      (Name and Address of Agent For Service)



                                 Telephone number,
                               including area code,
                               of agent for service:
                                  (615) 376-1319




                        CALCULATION  OF  REGISTRATION  FEE

                                                                     Proposed        Proposed
         Title of                                                     Maximum        Maximum
        Securities                                   Amount          Offering       Aggregate        Amount of
          to be                                      to be             Price         Offering      Registration
        Registered                                 Registered        Per Share        Price             Fee

    Common Stock, par value
      $0.01 per share                             75,000 Shares      $10.75(1)     $806.250(1)         $245


  1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

  2 Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, based upon the last reported sale price of the Common Stock as reported on the NASDAQ
       National Market System on May 5, 1997.


                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.   Incorporation of Documents by Reference

        The following documents are incorporated by reference in the registration statement:

        (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934;

        (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996; and

        (c) The description of the common stock contained in the registrant's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 (File No. 0-19673), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


  Item 4.   Description of Securities

        Not applicable.


  Item 5.   Interests of Named Experts and Counsel

        Not applicable.

  Item 6.   Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain circumstances, as therein set forth.

        Section 8.7 of the registrant's By-Laws provides that the registrant shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the registrant, to the fullest extent permitted by law and in the manner permissible under the laws of the State of Delaware. The By-Laws also permit the Board of Directors to authorize the registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his or her capacity as such.


  Item 7.   Exemption from Registration Claimed

        Not applicable.


  Item 8.   Exhibits

        The following are filed as exhibits to this registration statement:

        4.1 Amended and Restated Certificate of Incorporation of America Service Group Inc. (incorporated by reference to Exhibit 4.1 to the registrant's registration statement on Form S-1, Registration
            No. 33-43306, as amended).

        4.2 Amended and Restated By-Laws of America Service Group Inc. (incorporated by reference to Exhibit 4.2 to the registrant's registration statement on Form S-1, Registration No. 33-43306, as amended).

        5   Opinion of McDermott, Will & Emery regarding legality.

        23.1     Consent of Ernst & Young LLP.

        23.2     Consent of Price Waterhouse LLP.

        23.3 Consent of McDermott, Will & Emery (included in opinion filed as Exhibit 5).

        24.1     Power of Attorney (included on signature page).


  Item 9.   Undertakings

        The registrant hereby undertakes:

        (1) that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (2) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
  Item 6 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                    SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 9, 1997.

                                AMERICA SERVICE GROUP INC.


                                By:  /s/ Scott L. Mercy
                                      Scott L. Mercy
                                      President and Chief Executive Officer,
                                      Director

        Each person whose signature appears below constitutes and appoints Scott L. Mercy, William D. Eberle and Michael Catalano, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 9, 1997 in the capacities indicated.

             SIGNATURE                         TITLE



   /s/ Scott L. Mercy                          President and Chief Executive
  Scott L. Mercy                               Officer and Director
                                               (Principal Executive Officer)


   /s/ Bruce A. Teal                            Vice President, Controller and
  Bruce A. Teal                                 Treasurer
                                                (Principal Financial and
                                                Accounting Officer)

   /s/ Thomas F. Brogan                         Director
  Thomas F. Bogan


   /s/ Jack O. Bovender, Jr.                    Director
  Jack O. Bovender, Jr.


   /s/ William D. Eberle                        Director
  William D. Eberle


   /s/ John W. Gildea                           Director
  John W. Gildea


   /s/ Carol R. Goldberg                        Director
  Carol R. Goldberg


   /s/ Douglas L. Jackson                       Director
  Douglas L. Jackson



                                   EXHIBIT INDEX


  Exhibit Number                    Description


          4.1 Amended and Restated Certificate of Incorporation of America Service Group Inc. (incorporated by reference to Exhibit 4.1 to the registrant's registration statement on Form S-1, Registration No. 33-43306, as amended).

          4.2 Amended and Restated By-Laws of America Service Group Inc. (incorporated by reference to Exhibit 4.2 to the registrant's registration statement on Form S-1, Registration No. 33-43306, as amended).

          5              Opinion of McDermott, Will & Emery regarding legality.

          23.1           Consent of Ernst & Young LLP.

          23.2           Consent of Price Waterhouse LLP

          23.3 Consent of McDermott, Will & Emery (included in opinion filed as Exhibit 5).

          24.1           Power of Attorney (included on signature page).